EXHIBIT 99.1

TRANSIT PUBLISHING, INC.
Audited Financial Statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders
Transit Publishing, Inc.
Montréal (Québec) Canada

We have audited the accompanying balance sheets of Transit Publishing, Inc. (the “Company”) as of February 28, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended February 28, 2010, and for the period from February 10, 2009 (inception) to February 28, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transit Publishing, Inc. as of February 28, 2010 and 2009, and the results of its operations and its cash flows for the year ended February 28, 2010, and for the period from February 10, 2009 (inception) to February 28, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Transit Publishing, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Transit Publishing, Inc. has a working capital deficit and an accumulated deficit, together which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 6, 2010

TRANSIT PUBLISHING, INC.
Balance Sheets

	February 28, 2010	February 28, 2009
Assets
Current assets:
Cash and cash equivalents	$27,172	$19,677
Accounts receivable, net (note 3)	421,888	-
Receivables - related party (note 4)	11,370	-
Inventory, net of allowance of $75,899	494,881	-
Royalty advances	46,918	-
Prepaid expenses	15,292	-
Total Current Assets	1,017,521	19,677

Property and equipment, net (note 5)	19,571	-
Total assets	$1,037,092	$19,677

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses (note 6)	$645,250	$-
Accounts payable and accrued expenses – related party (note 8)	55,667
Advances from related party (note 8)	204,250
Deferred revenues	102,668
Income taxes payable	42,750
Total Current Liabilities	1,050,585

Total Liabilities	1,050,585	-

Stockholders’ equity (deficit)
Class A shares; at $0.01 par value, 200 shares
issued and outstanding, respectively (note 7)	2	2
Class B shares; none issued (note 7)	-	-
Class C shares; none issued (note 7)	-	-
Class D shares; none issued (note 7)	-	-
Class E shares; none issued (note 7)	-	-
Class F shares: no par value, 0 and 25,000 shares
issued and outstanding, respectively (note 7)	-	19,675
Accumulated Deficit	(13,495)	-
Total stockholders’ equity (deficit)	(13,493)	19,677
Total liabilities and stockholders’ equity (deficit)	$1,037,092	$19,677

The accompanying notes are an integral part of the financial statements.

TRANSIT PUBLISHING, INC.
Statements of Operations

	Year Ended February 28, 2010	February 10, 2009 (Inception) to February 28, 2009

Revenues	$2,412,738	$-
Costs and expenses:
Cost of sales	1,801,953	-
Operating expenses	462,989	-
Depreciation and amortization	2,676	-
Total costs and expenses	2,267,618	-

Operating income	145,120	-

Other income (expense):
Interest expense – related party	(8,142)	-
Foreign currency gain	4,188	-
Total other expense	(3,954)	-

Income before income taxes	141,166	-
Income tax expense	(40,659)	-
Net income	$100,507	$-

Dividends	114,002	-

Net loss available to common shareholders	$(13,495)	$-

Net loss per common share – basic and diluted	$(67.48)	$-
Weighted average common shares – basic and diluted	200	-

The accompanying notes are an integral part of the financial statements.

TRANSIT PUBLISHING, INC.
Statement of Stockholders’ Equity (Deficit)
February 10, 2009 (Inception) to February 28, 2010

						Total Stock-
	Class A		Class F		Retained	holders'
	Shares	Amount	Shares	Amount	Earnings	Equity (Deficit)
Balance at February 10, 2009 (Inception)	-	$-	-	$-	$-	$-
Share Issuance - cash	200	2	25,000	19,675	-	19,677
Balance at February 28, 2009	200	$2	25,000	$19,675	$-	$19,677
Net income					100,507	100,507
Redemption of shares			(25,000)	(19,675)		(19,675)
Dividends paid	-	-	-	-	(114,002)	(114,002)
Balance at February 28, 2010	200	$2	-	$-	$(13,495)	$(13,493)

The accompanying notes are an integral part of the financial statements.

TRANSIT PUBLISHING, INC.
Statements of Cash Flows

	Year Ended February 28, 2010	February 10, 2009 (Inception)
		to February 28, 2009

Cash flows from operating activities
Net income	$100,507	$-
Adjustments to reconcile net income to net cash
used in operating activities
Depreciation and amortization	2,676	-
Bad debt expense	85,158	-
Inventory reserve	75,899	-
Changes in operating assets and liabilities:
Accounts receivables	(507,046)	-
Inventory	(570,780)	-
Royalty advances	(46,918)	-
Prepaid expenses	(15,292)	-
Accounts payable and accrued expenses	645,250	-
Account payable and accrued expenses – related party	55,667
Deferred revenues	102,668	-
Income taxes payable	42,750	-
Net cash used in operating activities	$(29,461)	$-

Cash flows from investing activities:
Acquisition of property and equipment	(22,247)
Receivables - related party	(11,370)
Net cash used in investing activities	$(33,617)	$-

Cash flows from financing activities
Proceeds from issuance of capital stock	-	19,677
Advances from related party	204,250
Dividends declared and paid	(114,002)
Redemption of capital stock	(19,675)	-
Net cash provided by financing activities	$70,573	$19,677

Net increase in cash and equivalents	$7,495	$19,677
Cash and cash equivalents, beginning of period	19,677	-
Cash and cash equivalents, end of period	$27,172	$19,677

Supplemental schedule of cash flow information
Interest paid	$8,142	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of the financial statements.

TRANSIT PUBLISHING, INC.

Notes to the Financial Statements

Note 1 – Summary of Significant Accounting Policies

Organization, Ownership and Business

Transit Publishing, Inc. (“Transit” or the “Company”) was incorporated on February 10, 2009 under the Canada Business Corporations Act and commenced its operations on March 1, 2009. Transit operates a publishing house and the majority of titles published by Transit will be launched simultaneously in American, Canadian, and European markets in French and English.

Effective May 20, 2010, Kurrant Mobile Catering Inc., (“Kurrant Mobile”) located in the State of Colorado, USA, entered into a share exchange agreement with Pierre Turgeon, a shareholder of Transit. Kurrant Mobile acquired 100 shares, or fifty percent (50%) of the 200 total issued and outstanding Class A shares, par value $0. 01 per share, of Transit in exchange for issuance of 90,000,000 shares of common stock of Kurrant Mobile representing approximately 98.5% of the total issued and outstanding shares of Kurrant Mobile. The share exchange agreement provided for the merger of Transit with and into Kurrant Mobile, with Transit continuing as the surviving entity in the merger as a fifty percent (50%) owned subsidiary of Kurrant Mobile. For SEC reporting purposes, the agreement between Kurrant Mobile and Transit was treated as a reverse merger since the power to control Transit exists with Pierre Turgeon by agreement with the other stockholder, with Transit being the "accounting acquirer" and, accordingly, Transit assuming Kurrant Mobile's reporting obligations with the SEC. Prior to the share exchange agreement transaction described above, Kurrant Mobile was in the development stage.  See note 10 – Subsequent Events.

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash on hand and certificates of deposits with banks with an original maturity of three months or less.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of allowance for doubtful accounts. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Accounts receivable are presented net of an allowance for doubtful accounts of $85,158 at February 28, 2010.

Inventories

Inventories, consisting principally of printed books, are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels of inventory on hand, deterioration, and other factors in evaluating net realizable value. The Company records a reserve for excess and obsolete inventory based upon a calculation using the historical usage rates and sales patterns of its products.  The Company had a reserve for excess and obsolete inventory totaling $75,899 as of February 28, 2010.

Royalty Advances and Royalty Costs

The Company regularly commits to and pays advance royalties to its artists or writers in respect of future sales. Certain advance royalty payments that are believed to be recoverable from future royalties to be earned by the artist or writer are capitalized as assets. The decision to capitalize an advance to an artist or writer as an asset requires significant judgment as to the recoverability of these advances. The recoverability of these assets is assessed upon initial commitment of the advance, based upon the Company’s forecast of anticipated revenues from the sale of future and existing publishing-related products. In determining whether these amounts are recoverable, the Company evaluates the current and past popularity of the artist or writer, the initial or expected commercial acceptability of the product, the current and past popularity of the genre that the product is designed to appeal to, and other relevant factors. Based upon this information, the portion of such advances that are believed not to be recoverable is expensed. All advances are assessed for recoverability continuously and at minimum on a quarterly basis. The Company recognized $48,528 of expense for unrecoverable royalty advances during the year ended February 28, 2010.

Royalties earned by artists, writers, co-publishers, other copyright holders and trade unions are recognized as a liability as accrued royalties and recognized as an expense as cost of sales in the period in which the sale of the product takes place, less an adjustment for future estimated returns.

Property and Equipment

Assets acquired in the normal course of business are recorded at original cost and may be adjusted for any additional significant improvements after purchase. The Company depreciates or amortizes the cost evenly over the assets’ estimated useful lives, ranging from three to seven years. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of operating expense.

Revenue Recognition

Trade – Revenue from the sale of books, eBooks for distribution in the retail channel is primarily recognized when risks and benefits transfer to the customer, which generally is at the time of shipment, or when the product is on sale and available to the public. A reserve for estimated returns is established at the time of sale and recorded as a reduction to revenue. Actual returns are charged to the reserve as received. The calculation of the reserve for estimated returns is based on historical return rates and sales patterns. In instances where the estimated reserves for returns exceed the actual returns and the Company obtains the customer’s acceptance and the risks and benefits transfer to the customer, revenue is recorded for the amount the estimated reserves exceeded the actual returns.

Foreign Currency Translation and Foreign Operations

The Company uses the US dollar as its functional currency. Transactions in foreign currencies have been re-measured and translated into US dollars. Under this method, monetary assets and liabilities are translated at the year-end (or period end) exchange rate. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the exchange rates in effect on the dates of the transactions, except for amortization of equipment, which are translated at the same exchange rates as the assets to which they relate. Exchange gains and losses arising from these transactions are included in the determination of net income for the year. The Company does not utilize foreign currency hedging contracts to manage the volatility associated with foreign currency purchases of materials and other assets and liabilities created in the normal course of business.

The Company operates in a single business segment that includes the publication/distribution of books and eBooks. The Company sells its products to distributors throughout the world. The following table summarizes the Company’s revenues for 2010 and long-lived assets at February 28, 2010 for different geographic locations (the geographic area data is based on product shipment destination and the geographic summary of long-lived assets is based on physical location):

	Revenue	Long-Lived Assets, net
United States	$844,458	$-
France	916,840
Canada	361,911	19,571
Other foreign countries	289,529	-
Total	$2,412,738	$19,571

In the year ended February 28, 2010, the two largest customers accounted for 85% of sales; sales to customers outside the United States approximated 65% of net sales in the fiscal year ended February 28, 2010. An adverse change in either economic conditions abroad or the Company's relationship with significant foreign distributors could negatively affect the volume of the Company's international sales and the Company's results of operations.

At February 28, 2010, two customers, each of who accounted for more than 10% of the Company’s accounts receivable, accounted for 75% of total accounts receivable in aggregate; at February 28, 2010, approximately 43% of the Company's total accounts receivable were due from  customers outside the United States. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires collateral, such as letters of credit, whenever deemed necessary.

The Company's future operations and earnings will depend on the results of the Company's foreign operations. There can be no assurance that the Company will be able to successfully conduct such operations, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations, and cash flows. Also, the success of the Company's operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, prices for the Company's products, competition, and changes in regulation. Since the Company is dependent on international operations, specifically those in Canada and France, the Company will be subject to various additional political, economic, and other uncertainties. Among other risks, the Company's operations will be subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

Income Taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carry forwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The Company’s annual effective tax rate for the fiscal year 2010 is currently expected to be approximately 27% as a result of net operating losses in foreign jurisdictions, mainly in Canada. Valuation allowances are provided for the net operating loss carry forwards in this jurisdiction. The Company recognizes tax benefits of uncertain tax positions in accordance with the current accounting guidance pertaining to uncertainty in income taxes. The Company does not currently anticipate a material change to its unrecognized tax benefits during the year; however, actual developments can change these expectations.

New Accounting Policies

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 2 – Going Concern

Transit Publishing, Inc.’s financial statements are prepared using United States generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  As of February 28, 2010, the Company has a working capital deficit of $33,064 and an accumulated deficit of $13,495. These factors raise substantial doubt about its ability to continue as a going concern

The Company will need to raise proceeds from the issuance of debt or equity and increase its operating revenues. There can be no assurance that Transit Publishing, Inc. can or will be able to complete any debt or equity financing with commercially reasonable terms.  To increase its operating revenues the Company will need to successfully publish/distribute books, eBooks and sell film rights.  The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 – Accounts Receivable

Accounts receivable is comprised of the following:

February 28,
2010
Trade receivables	$476,752
Consumption taxes receivable (Canada)	30,294
Less: Allowance for doubtful accounts	(85,158)
Accounts receivable, net	$421,888

Note 4 – Receivables – Related Party

The receivables from related party in the amount $11,370 as of February 28, 2010 are from an affiliated company controlled by one of the Company’s shareholders and are non-interest bearing and due on demand.

Note 5 – Property and Equipment

Properly and equipment is comprised of the follow:

	February 28, 2010
		Accumulated	Net
	Cost	depreciation	value
Office equipment	$13,212	$1,321	$11,891
Computer hardware	9,035	1,355	7,680
	$22,247	$2,676	$19,571

Note 6- Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are comprised of the following:

February 28,
2010
Trade payables	$253,382
Accrued expenses	58,083
Salaries and accrued wages payable	13,716
Accrued royalties	320,069
$645,250

Note 7 – Stockholder’s Equity

All Classes are authorized for issuance of an unlimited number of shares. The following is a description of the rights and privileges of the various classes of the Company’s capital stock:

Class A shares, voting, participating. $114,002 of dividends were declared on this class of shares for the year ended February 28, 2010.

Class B shares, non-voting, participating. No dividends were declared on this class of shares for the year ended February 28, 2010.

Class C shares, 100 votes per share, non-participating, without dividend.

Class D shares, non-voting, non-participating, non-cumulative monthly dividend of 1% on the redemption price, with priority over class A, B, and C shares, redeemable and retractable at the fair market value of the consideration received by the Company on issue. No dividends were declared on this class of shares for the year ended February 28, 2010.

Class E shares, non-voting, non-participating, non-cumulative monthly dividend not exceeding 0.75% on the redemption price, with priority over class A, B, C and D shares, redeemable and retractable at the fair market value of the consideration received by the Company on issue. No dividends were declared on this class of shares for the year ended February 28, 2010.

Class F shares, non-voting, non-participating, cumulative monthly dividend not exceeding the monthly prime rate of the financial institution of the Company on the redemption price, with priority over class A, B, C, D and E shares, redeemable and retractable at the fair market value of the consideration received by the Company on issue. No dividends were declared on this class of shares for the year ended February 28, 2010.

Note 8 – Related Party Transactions

The accounts payable and accrued expenses - related party totalling $55,667 at February 28, 2010  is from one of the Company’s shareholders and bears interest at 7.25% and is due on demand.

The advances from a related party totalling $204,250 at February 28, 2010 is from one of the Company’s shareholders and bears interest at 7.25% and is due on demand. On July 5, 2010, the Company converted the advances and accrued interest totalling approximately $245,000 into a note payable bearing interest at 10%, with an initial payment of approximately $50,000 due in October 2010 and then monthly payments of $17,500 per month until the maturity date of August 1, 2011, at which date any remaining unpaid principal and interest are due.

The accompanying statements of operations include the following related party transactions undertaken in the normal course of operations:

Year Ended
February 28, 2010
Subcontracts – included in Cost of sales
Company controlled by a
shareholder exercising joint control	$58,057
Professional fees – included in Operating expenses
Shareholder exercising joint control	28,009
Partnership controlled by a
shareholder exercising joint control	202,557
Interest and bank charges – included in Other Expense
Shareholder exercising joint control	5,094

$293,717

Note 9 – Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Objective Films, LLC vs. Transit Medias, Inc., Transit Publishing, Inc., Pierre Turgeon and Kurrant Mobile Catering, Inc. a/k/a Cogito Media Group, essentially, this is a dispute relating to the potential distribution in Canada and France of a film which was being produced by Objective Film LLC. Transit Publishing paid an advance of US $50,000 as a deposit in relation to the potential signature of a distribution agreement for Canada and France in relation to the Film. The term sheet signed in December 2009 provided that Objective Films would provide a finished copy of the film to Transit and its potential clients no later than June 5th, 2010. Unfortunately, the film was not ready in time and the distribution agreement with Transit was never executed nor implemented. Therefore, Transit's position is that Objective Films should reimburse it the $50,000 deposit. Objective Films' position is that the formal agreement, although not signed, somehow came in to force and Transit owes to Objective Films the second and last payment of $50,000.  On July 7, 2010, Objective Films filed what is called “Summons with Notice” in the Supreme Court of the State of New York, in which it made an assertion that it suffered damages of more than $7,500,000.  This type of proceeding is sometime used in cases where a party wishes to prevent the application of a statute of limitation.  It does not become a formal legal proceeding to which a defendant must appear or file a defence until a formal complaint is filed.  Such a formal complaint has yet to be filed. The Company’s management is of the opinion that this proceeding has been filed strictly as a pressure tactic to force Transit to settle the dispute relating the second payment of $50,000 allegedly owed to Objective Films. Transit is currently considering whether it should file a counter-suit against Objective Films. The Company has made no provision for this claim based on its assessment that there is only a reasonable possibility that a loss may have been incurred.

Laliberte vs. Ian Halperin, Transit Publishing, Inc. & al., Plaintiff alleges that Defendants violated article 815.4 of the Civil Code of Procedure of Quebec and non-publication Orders rendered in family case file. The amount claimed by Plaintiff is approximately $2,500,000.  The Company’s management is of the opinion the estimated liability could range between $75,000 and $100,000. The Company has made no provision for this claim based on its assessment that there is only a reasonable possibility that a loss may have been incurred.

Laliberte vs. Transit Publishing, Inc. & al., Plaintiff is seeking an injunction to deactivate two (2) web pages and to impeach the utilisation of his name and other aspects of his identify.  The amount claimed by Plaintiff is approximately $1,500,000.  The Company's management is of the opinion that the estimated liability could range between $25,000 and $50,000.   The Company has made no provision for this claim based on its assessment that there is only a reasonable possibility that a loss may have been incurred.

Densmore vs. Transit Publishing, Inc., Plaintiffs are seeking an unspecified amount for copyright infringement in relation to a proposed book entitled “The Doors: Unhinged”.The Company has made no provision for this claim. In August of 2010, the parties involved in this litigation have agreed to settle this lawsuit and have formally discharged all allegations.  As part of the agreement Transit acknowledgers and agrees that it does not own any rights to The Door: Unhinged, including the rights to make copies of and sell or offer for sale the book, license, advertise, market or distribute the book to the public, or make derivative works, including translations, thereof; and that Transit will not in the future claim the right to make copies, license, advertise, market, distribute, create derivative works of or sell or offer for sale The Doors: Unhinged anywhere in the world and will not claim that it has any agreement with Densmore conveying to it any rights in The Doors: Unhinged. This book was never published and no monetary damages were agreed to be awarded as part of the agreement to settle this lawsuit. The Company has made no provision for this claim based on its assessment that there is only a remote possibility of a loss materializing.

Imprimeries Trancontinental s.e.n.c vs. Transit Publishing, Inc., Plaintiff is seeking the payment of unpaid bills for a total amount of $61,650.  On September 3, 2010, the Company plans to seek a settlement out-of-court.   These amounts are currently included in the Company’s trade payables at February 28, 2010.

The Company is involved in other legal proceedings and litigation in the ordinary course of business.  In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company’s financial position or results of operation.

Note 10 – Subsequent Events

The following subsequent events are related to the combined entity subsequent to the merger effective May 20, 2010 since the transaction resulted in the business and operational activities of Transit primarily being conducted by and through Kurrant Mobile. (See Note 1 – Summary of Significant Accounting Policies -  Organization, Ownership and Business).

Effective February 10, 2010, certain selling shareholders entered into common stock purchase agreements with Tony Khoury for the purchase of an aggregate 1,040,00 shares of common stock of Kurrant Mobile. In accordance with the terms and provisions of the purchase agreements, Spyglass Investment Partnership, as holder of that certain promissory note dated March 1, 2009 in the principal amount of $250,000 between Kurrant Mobile and Spyglass, assigned a portion of the promissory note in the amount of $27,650 to Dimitrios Liakopoulos. The promissory note provides for conversion at $0.001 per share of common stock of Kurrant Mobile. The assignment of the promissory note in the amount of $27,650 by Spyglass to Liakopoulos was evidenced in that certain promissory note purchase agreement and assignment dated February 10, 2010 between Spyglass and Liakopoulos. Subsequently, Liakopoulos entered into those certain assignments dated May 7, 2010, with those certain assignees, pursuant to which Liakopoulos assigned a proportion interest of his right, title and interest in and to the promissory note to the assignees. On June 1, 2010, the Board of Directors of Kurrant Mobile acknowledged the promissory note, the promissory note purchase agreement and the assignments and receipt of those certain conversion notices dated May 7, 2010 from the assignees. Simultaneously, the Board of Directors of the Kurrant Mobile authorized the settlement of the $27,650 by issuing to the assignees an aggregate of 27,650,000 shares of its common stock at the rate of $0.001 per share as full and complete satisfaction of the debt.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Eastwest Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Eastwest consultant agreement: (i) Eastwest shall provide consulting services to Kurrant Mobile including, but not limited to, analysis of business activities outside North America and assistance in business development, including analysis of intellectual property rights; and (ii) Kurrant Mobile shall issued to Eastwest an aggregate of 1,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement  with 7571836 Canada Inc., d/b/a Edgewater Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Edgewater Consultant Agreement: (i) Edgewater shall provide consulting services to Kurrant Mobile including, but not limited to, analysis of business activities in Canada and assistance in business development, including potential European acquisitions; and (ii) Kurrant Mobile shall issued to Edgewater an aggregate of 1,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Springboard Capital Corporation, which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Springboard consultant agreement: (i) Springboard shall provide consulting services to Kurrant Mobile including, but  not limited to, analysis of business activities in the United States and assistance in business development with a focus on establishing a strategy for the commercialization of the entertainment residual rights; and (ii) Kurrant Mobile issued to Springboard an aggregate of 1,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Noosa Capital Corp., which is a private company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Noosa consultant agreement: (i) Noosa Capital will provide strategic international joint venture analysis and due diligence with the goal of establishing financing and proper multi-market distribution networks for entertainment and literary projects; and (ii) Kurrant Mobile issued to Noosa Capital an aggregate of 5,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement  with Louis Lapointe, which is an individual company specializing in providing consulting advice on corporate structure, management and operational services to small reporting companies. In accordance with the terms and provisions of the Lapointe consultant agreement: (i) Lapointe shall be a transition facilitator for a private company to a publicly traded company, assist with day to day operations and strategic financial planning and establish proper management mechanisms to ensure smooth operational and reporting efficacy; and (ii) Kurrant Mobile shall issued to Lapointe an aggregate of 2,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Peter George, who has been a member of the Board of Directors of Kurrant Mobile since May 20, 2010. In accordance with the terms and provisions of the George consultant agreement: (i) George will provide analysis of business activities in Canada and commercial exploitation of intellectual properties and assistance in business development and operational restructuring; and (ii) Kurrant Mobile issued to George an aggregate of 25,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Francois Turgeon, who has been a member of the Board of Directors of the Corporation since May 20, 2010 (“Turgeon”). In accordance with the terms and provisions of the Turgeon Consultant Agreement: (i) Turgeon will provide analysis of multimedia and multi-platform applications for the publishing industry and act as a creative consultant for Kurrant Mobile’s image and branding; and (ii) Kurrant Mobile issued to Turgeon an aggregate of 5,000,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Lois Arkwright. In accordance with the terms and provisions of the Arkwright consultant agreement: (i) Arkwright will provide consultation to management regarding the analysis of event marketing strategies related to launching of various products of Kurrant Mobile and production of original events for each of Kurrant Mobile’s products; and (ii) Kurrant Mobile issued to Arkwright an aggregate of 500,000 shares of its restricted common stock.

Effective June 2, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Michele Thibault. In accordance with the terms and provisions of the Thibault consultant agreement: (i) Thibault will provide analysis of the potential of developing film or television adaptations of Kurrant Mobile’s various products and research creation of creative teams to be assigned to each of Kurrant Mobile’s various products; and (ii) Kurrant Mobile issued to Thibault an aggregate of 500,000 shares of its restricted common stock.

Effective August 1, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Louis Lapointe. In accordance with the terms and provisions of the Lapointe consultant agreement: (i) Lapointe will provide consultation to management regarding the integration of new business and revenue model specifics to new international business opportunities; and (ii) Kurrant Mobile issued to Lapointe an aggregate of 1,500,000 shares of its restricted common stock.

Effective August 1, 2010, Kurrant Mobile entered into a three-month consultant service agreement with Alaine Houle. In accordance with the terms and provisions of the Houle consultant agreement: (i) Houle will provide consultation to management regarding the analysis of business models and methods to increase liquidity; and (ii) Kurrant Mobile issued to Houle an aggregate of  1,500,000 shares of its restricted common stock at a per share price of $0.001.

Effective May 6, 2010 through August 20, 2010, Kurrant Mobile entered into a series of convertible promissory notes in various principal amounts with various individuals. The aggregate amount represented in principal loaned to Kurrant Mobile from the Creditors is $341,000. In accordance with the terms and provisions of the convertible promissory notes, the convertible promissory notes are unsecured, shall bear interest at the rate of 10% per annum from the date of issuance of the respective convertible promissory note and be payable sixty days from the date of issuance of the respective convertible promissory note. Each convertible promissory note is convertible at the election of the creditor into shares of Kurrant Mobile’s common stock at either the rate of $0.16 or $0.10 per share.